Exhibit 23J
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No.104 to Registration Statement No. 33-19229 on Form N-1A of our reports dated October 28, 2010, relating to the financial statements and financial highlights of the SSgA Funds, including SSgA Bond Market Fund, SSgA Directional Core Equity Fund, SSgA Disciplined Equity Fund, SSgA Emerging Markets Fund, SSgA Enhanced Small Cap Fund, SSgA High Yield Bond Fund, SSgA IAM Shares Fund, SSgA Intermediate Fund, SSgA International Stock Selection Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Life Solutions Income and Growth Fund, SSgA Money Market Fund, SSgA Prime Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA US Government Money Market Fund, and SSgA US Treasury Money Market Fund, appearing in the Annual Reports on Form N-CSR of SSgA Funds, for the year ended August 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 13, 2010